UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Computer Horizons Corp.

(Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

49 Old Bloomfield Avenue Mountain Lakes, New Jersey		07046-1495
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

During a regularly scheduled meeting on December 17, 2004, the Board of Directors of Computer Horizons Corp. (the “Company”) approved a restructuring plan resulting from the realignment of the Company’s business model into three distinct segments: Commercial, Federal and Chimes.  Considering the effects of this realignment, including personnel redundancies and excess office space, along with the heightened need to reduce costs in the Commercial segment, the Company anticipates a restructuring charge of approximately $2.6 million in the fourth quarter of 2004, primarily comprised of approximately $2.5 million of severance and $0.1 million of future lease obligation expenses.

The restructuring plan is targeted to reduce consolidated operating expenses (direct cost and selling, general and administrative costs) in the range of $4.5 million to $5 million on an annual basis.  The Company expects the restructuring actions to be completed by December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2004

COMPUTER HORIZONS CORP.

By:	/s/ William J. Murphy
William J. Murphy
Chief Executive Officer